                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS















IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Frank H. Scarangella, SVP                      Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
Cary J. Giacalone, VP                          Gregory A. Burton, AVP
(212) 635-1590                                 (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS
Record Fourth Quarter Diluted E.P.S. of 44 Cents
Record Fourth Quarter Return On Equity of 26%

Fiduciary and Servicing Fees Hit Record Levels for Year and Quarter


NEW YORK, N.Y., January 18, 2000 -- The Bank of New York Company, Inc. (NYSE:
BK) reports record fourth quarter diluted earnings per share of 44 cents, up 10% from the 40 cents earned in the fourth quarter of 1998. Net income for the fourth quarter was a record $327 million, up 5% from the $313 million earned in the same period last year. The prior period included the results of BNY Financial Corporation ("BNYFC") which was divested in the third quarter of 1999. Diluted earnings per share were $2.27 for the year of 1999, up 48% from the $1.53 earned last year. Net income for the year was a record $1,739 million, an increase of 46% over last year's $1,192 million. The 1999 results reflect the gain on the sale of BNYFC and the decision to exit a portfolio of credits on an accelerated basis.
     "Record results for the year and fourth quarter reflect the successful execution of the Company's consistent, long-term strategy to emphasize fiduciary, securities servicing, and cash processing services to our global clients. Our continued repositioning of the Company's business profile, as evidenced by our acquisition of Royal Bank of Scotland Trust Bank and the divestiture of our commercial finance business, drove noninterest income to 61% of total revenue, up from 58% last year," said Thomas A. Renyi, Chairman and CEO. New business wins, greater processing volumes from existing clients reflecting favorable markets worldwide, and the acquisition of Royal Bank of Scotland Trust Bank (RBSTB) caused securities servicing revenues to rise 25% for the quarter. Private client services and asset management fees grew 22%, led by strong investment performance and significant new business wins as well as the acquisition of Estabrook Capital Management, Inc.
     Return on average common equity for the fourth quarter of 1999 was a record 25.98% compared with 23.88% in the fourth quarter of 1998. Return on average assets for the fourth quarter of 1999 was 1.84% compared with 1.86% in the fourth quarter of 1998. For the year of 1999, return on average common equity totaled 34.0% compared with 24.25% in 1998. Return on average assets was 2.60% for the year compared with 1.89% in 1998. The 1999 annual ratios reflect the gain on the sale of BNYFC.
     Securities servicing revenues were up 24% to a record $1,245 million in 1999 reflecting particular strength in global custody, mutual funds, securities lending, ADR's and execution services. Market share gains from new business wins, as well as the RBSTB acquisition, resulted in assets under custody reaching $6.3 trillion at year end. Fees from the Company's securities servicing businesses reached $341 million for the fourth quarter compared with $274 million last year. All areas contributed to an internal growth rate of 15% for 1999.
     Private client services and asset management fees were up 17% to a record $244 million in 1999, led by strong results from personal trust, personal asset management and retail investment products. Fees were $65 million for the quarter, up a strong 22% over last year, driven by strong investment performance which continues to attract new customers, combined with the positive impact of acquisitions.
     For the year, cash processing fees increased 7% to a record $274 million. For the quarter, fees from cash management were up 16%, driven by continued cross selling to the Company's securities servicing and specialized industry customers. Fees from funds transfer grew by 12% from last year's fourth quarter, the result of continued market share gains from the outsourcing of electronic payments and from clients in the financial services and online brokerage industries. Trade finance fees were down $3 million from a year ago primarily due to the sale of BNYFC. Overall, cash processing fees grew by 4% reaching $65 million for the quarter.
     Higher transaction flows in the Company's European securities servicing business drove foreign exchange and other trading revenues up 12% to a record $189 million this year compared with $170 million last year. Foreign exchange and other trading revenues were $56 million in the fourth quarter of 1999 compared with $51 million in 1998.
     Net interest income on a taxable equivalent basis for the fourth quarter increased to $453 million from $429 million in the third quarter of 1999. For the year, net interest income on a taxable equivalent basis was $1,745 million compared with $1,709 million in 1998.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 46 cents per share in the fourth quarter of 1999, up from 42 cents per share in the fourth quarter of 1998. Tangible return on average common equity was 38.56% in the fourth quarter of 1999 compared with 36.28% in the fourth quarter of 1998; and tangible return on average assets was 1.99% in the fourth quarter of 1999 compared with 2.03% in the fourth quarter of 1998. Tangible diluted earnings per share were $2.37 per share in 1999, compared with $1.62 per share in 1998. On the same basis, tangible return on average common equity was 50.23% in 1999 compared with 37.13% in 1998; and tangible return on average assets was 2.78% in 1999 compared with 2.06% in 1998. The 1999 annual ratios were impacted by the sale of BNYFC. Amortization of intangibles for the fourth quarter and 1999 was $26 million and $102 million compared with $26 million and $101 million last year.
     The Company's estimated Tier 1 capital and Total capital ratios were 7.66% and 11.90% at December 31, 1999 compared with 8.38% and 12.52% at September 30, 1999, and 7.89% and 11.90% at December 31, 1998. The leverage ratio was 7.20% at December 31, 1999 compared with 8.10% at September 30, 1999 and 7.46% one year ago. The Company's tangible common equity as a percent of total assets was 4.80% at December 31, 1999 compared with 5.93% at September 30, 1999 and 6.25% at December 31, 1998. The decline in the leverage and tangible common equity ratios reflects the acquisition of RBSTB, which brought approximately $10 billion in highly liquid, short-term assets. In 1999, the Company repurchased 44 million of the 48 million shares authorized under its common stock repurchase programs. The Company's Board of Directors has approved an additional 10 million share repurchase program.

NET INTEREST INCOME

                             4th         3rd         4th
                           Quarter     Quarter     Quarter             Year
                           -------     -------     -------       ---------------
(In millions)               1999        1999        1998          1999      1998
                            ----        ----        ----          ----      ----
Net Interest Income         $453        $429        $451        $1,745    $1,709
Net Interest Rate
 Spread                     2.07%       2.21%       2.22%         2.19%     2.22%
Net Yield on Interest
 Earning Assets             3.02        3.16        3.20          3.11      3.24


     Net interest income on a taxable equivalent basis was $453 million in the fourth quarter of 1999 compared with $429 million in the third quarter of 1999 and $451 million in the fourth quarter of 1998. The net interest rate spread was 2.07% in the fourth quarter of 1999, compared with 2.21% in the third quarter of 1999 and 2.22% one year ago. The net yield on interest-earning assets was 3.02% compared with 3.16% in the third quarter of 1999 and 3.20% in last year's fourth quarter.
     For the year of 1999, net interest income on a taxable equivalent basis, amounted to $1,745 million compared with $1,709 million in 1998. The net interest rate spread was 2.19% in 1999 compared with 2.22% in 1998, while the net yield on interest-earning assets was 3.11% in 1999 and 3.24% in 1998.
     The increase in net interest income and the decline in spread and yield from the third quarter was caused by growth in highly liquid but lower yielding assets acquired in the purchase of RBSTB.


NONINTEREST INCOME

                                            4th      3rd      4th
                                          Quarter  Quarter  Quarter        Year
                                          -------  -------  -------    ------------
(In millions)                              1999     1999     1998      1999    1998
                                           ----     ----     ----      ----    ----
Servicing Fees
  Securities                               $341   $  311     $274    $1,245  $1,000
  Cash                                       65       69       63       274     256
                                           ----     ----     ----    ------  ------
                                            406      380      337     1,519   1,256
Private Client Services and
 Asset Management Fees                       65       61       54       244     208
Service Charges and Fees                     88       77       79       338     326
Foreign Exchange and
 Other Trading Activities                    56       45       51       189     170
Securities Gains                             49       50       50       199     175
Gain on the Sale of BNYFC                     -    1,020        -     1,020       -
Liquidity Charge - Loans Available
 for Sale                                     -     (124)       -      (124)      -
Other                                        22       22       26       108     148
                                           ----     ----     ----    ------  ------
Total Noninterest Income                   $686   $1,531     $597    $3,493  $2,283
                                           ====   ======     ====    ======  ======

     Securities servicing fees grew 25% reaching $341 million compared with $274 million from a year ago reflecting strong internal growth and the acquisition of RBSTB. Fees from private client services and asset management were $65 million up 22% from the fourth quarter of 1998. Securities gains were $49 million, which compares to $50 million in the third quarter of 1999 and the fourth quarter of 1998. On a proforma basis, reflecting the sale of BNYFC and excluding the liquidity charge on the accelerated disposition of loans, noninterest income for the third quarter was $629 million.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the fourth quarter of 1999 was $570 million up from $507 million in 1998. The increase was principally due to the acquisition of RBSTB and other acquisitions, as well as growth in the Company's securities servicing businesses.
     The efficiency ratio for the fourth quarter of 1999 was 52.3% compared with 50.7% in the third quarter of 1999 and 50.8% for the fourth quarter of 1998. The increase in the efficiency ratio is primarily attributable to the acquisition of RBSTB. For the year of 1999, the efficiency ratio was 50.8% compared with 50.5% last year excluding the gain on the sale of BNYFC and the liquidity charge.
     The effective tax rates for the fourth quarter and the year of 1999 were 34.3% and 37.3% compared with 34.7% and 35.2% last year.
NONPERFORMING ASSETS

                                                                   Change
                                                                 12/31/99 vs.
(Dollars in millions)                 12/31/99       9/30/99       9/30/99
                                     --------      --------       --------
Loans:
     Commercial Real Estate            $  -          $  1           $ (1)
     Other Commercial                    20            12              8
     Foreign                             63            69             (6)
     Regional Commercial                 30            29              1
     Loans Available for Sale            33            31              2
                                       ----          ----           ----
  Total Loans                           146           142              4
Other Real Estate                        12            13             (1)
                                       ----          ----           ----
        Total                          $158          $155           $  3
                                       ====          ====           ====

Nonperforming Assets Ratio              0.4%          0.4%
Allowance/Nonperforming Loans         407.7         420.1
Allowance/Nonperforming Assets        376.9         384.2


     Nonperforming assets totaled $158 million at December 31, 1999, compared with $155 million at September 30, 1999, an increase of $3 million. At December 31, 1999, remaining credit exposures available for sale totaled $538 million with outstandings of $313 million compared with $726 million and $466 million at September 30, 1999.













CREDIT LOSS PROVISION AND NET CHARGE-OFFS

                                  4th          3rd          4th
                                Quarter      Quarter      Quarter        Year
                                -------      -------      -------    ------------
(In millions)                     1999         1999        1998     1999     1998
                                  ----         ----        ----     ----     ----
Provision                         $ 15         $ 90        $  5    $ 135     $ 20
                                  ====         ====        ====    =====     ====
Net(Charge-offs)Recoveries:
  Commercial Real Estate          $  1         $ (1)       $  -    $  (1)    $  7
  Other Commercial                 (11)         (61)         (3)     (92)     (24)
  Consumer                          (1)          (1)         (1)      (4)      (5)
  Foreign                           (2)         (23)         (1)     (37)      (4)
  Other                             (1)          (3)         (2)      (3)      (3)
                                   ----         ----        ----    -----     ----
     Total                        $(14)        $(89)       $ (7)   $(137)    $(29)
                                   ====         ====        ====    =====     ====

Other Real Estate Expenses        $  -         $  -        $  -    $   1     $  2


     The allowance for credit losses was $595 million, or 1.58% of loans at December 31, 1999 compared with $594 million, or 1.57% of loans at September 30, 1999 and $636 million, or 1.66% of loans at December 31, 1998. The ratio of the allowance to nonperforming assets was 376.9% at December 31, 1999 compared with 384.2% at September 30, 1999 and 328.9% at December 31, 1998.

                          ***************************
(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   1999       1998      Change
                                                   ----       ----      ------
For the Three Months Ended December 31:
----------------------------------------
  Net Income                                    $   327    $   313       4.5%
    Per Common Share:
      Basic                                     $  0.44    $  0.41       7.3
      Diluted                                      0.44       0.40      10.0
      Cash Dividends Paid                          0.16       0.14      14.3

  Return on Average Common Shareholders'
      Equity                                      25.98%     23.88%
  Return on Average Assets                         1.84       1.86



For the Twelve Months Ended December 31:
---------------------------------------
  Net Income                                    $ 1,739    $ 1,192      45.9%
    Per Common Share:
      Basic                                     $  2.31    $  1.59      45.5
      Diluted                                      2.27       1.53      48.4
      Cash Dividends Paid                          0.58       0.54       7.4

  Return on Average Common Shareholders'
      Equity                                      34.00%     24.25%
  Return on Average Assets                         2.60       1.89



As of December 31:
-------------------
  Assets                                        $74,621    $63,503      17.5%
  Loans                                          37,549     38,386      -2.2
  Securities                                      6,900      6,415       7.6
  Deposits - Domestic                            27,853     27,468       1.4
           - Foreign                             27,748     17,164      61.7
  Long-Term Debt                                  2,811      2,086      34.8
  Minority Interest - Preferred Securities        1,500      1,300      15.4
  Preferred Shareholders' Equity                      1          1         -
  Common Shareholders' Equity                     5,142      5,447      -5.6

  Common Shareholders' Equity Per Share            6.96       7.06      -1.4
  Market Value Per Share of Common Stock          40.00      40.25      -0.6

  Allowance for Credit Losses as a Percent
    of Loans                                       1.58%      1.66%
  Tier 1 Capital Ratio                             7.66       7.89
  Total Capital Ratio                             11.90      11.90
  Leverage Ratio                                   7.20       7.46
  Tangible Common Equity Ratio                     4.80       6.25

                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                                For the three     For the twelve
                                                                months ended       months ended
                                                                December 31,       December 31,

                                                              1999        1998     1999      1998
                                                              ----        ----     ----      ----
Interest Income
---------------
Loans                                                       $  674       $ 697   $2,636    $2,770
Securities
  Taxable                                                       67          61      257       271
  Exempt from Federal Income Taxes                              14          16       50        61
                                                            ------       -----   ------    ------
                                                                81          77      307       332
Deposits in Banks                                               67          57      247       184
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                        58          64      205       203
Trading Assets                                                  63           5       78        21
                                                            ------       -----   ------    ------
    Total Interest Income                                      943         900    3,473     3,510
                                                            ------       -----   ------    ------
Interest Expense
----------------
Deposits                                                       402         340    1,363     1,374
Federal Funds Purchased and  Securities Sold
 Under Repurchase Agreements                                    32          42      131       145
Other Borrowed Funds                                            24          50      126       204
Long-Term Debt                                                  44          36      152       136
                                                            ------       -----   ------    ------
    Total Interest Expense                                     502         468    1,772     1,859
                                                            ------       -----   ------    ------
Net Interest Income                                            441         432    1,701     1,651
-------------------
Provision for Credit Losses                                     15           5      135        20
                                                            ------       -----   ------    ------
Net Interest Income After Provision for
 Credit Losses                                                 426         427    1,566     1,631
                                                            ------       -----   ------    ------
Noninterest Income
------------------
Processing Fees
 Securities                                                    341         274    1,245     1,000
 Cash                                                           65          63      274       256
                                                            ------       -----   ------    ------
                                                               406         337    1,519     1,256
Private Client Services and
 Asset Management Fees                                          65          54      244       208
Service Charges and Fees                                        88          79      338       326
Securities Gains                                                49          50      199       175
Other                                                           78          77    1,193       318
                                                            ------       -----   ------    ------
    Total Noninterest Income                                   686         597    3,493     2,283
                                                            ------       -----   ------    ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 329         315    1,251     1,178
Net Occupancy                                                   43          40      165       166
Furniture and Equipment                                         27          23       96        86
Other                                                          171         129      595       498
                                                            ------       -----   ------    ------
    Total Noninterest Expense                                  570         507    2,107     1,928
                                                            ------       -----   ------    ------
Income Before Income Taxes                                     542         517    2,952     1,986
Income Taxes                                                   187         179    1,101       699
Distribution on Trust Preferred Securities                      28          25      112        95
                                                            ------       -----   ------    ------
Net Income                                                  $  327       $ 313   $1,739    $1,192
----------                                                  ======       =====   ======    ======
Net Income Available to Common Shareholders                 $  327       $ 313   $1,739    $1,192
-------------------------------------------                 ======       =====   ======    ======

Per Common Share Data:
----------------------
   Basic Earnings                                           $ 0.44       $0.41   $ 2.31    $ 1.59
   Diluted Earnings                                           0.44        0.40     2.27      1.53
   Cash Dividends Paid                                        0.16        0.14     0.58      0.54
Diluted Shares Outstanding                                     751         782      765       781

                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                          December 31,       December 31,
                                                              1999                1998
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,276             $ 3,999
Interest-Bearing Deposits in Banks                           6,849               4,504
Securities:
  Held-to-Maturity                                             871                 964
  Available-for-Sale                                         6,029               5,451
                                                           -------             -------
    Total Securities                                         6,900               6,415
Trading Assets at Fair Value                                 8,541               1,637
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                  5,383               3,281
Loans (less allowance for credit losses of $595 in 1999
 and $636 in 1998)                                          36,954              37,750
Premises and Equipment                                         893                 856
Due from Customers on Acceptances                              739                 946
Accrued Interest Receivable                                    319                 355
Other Assets                                                 4,767               3,760
                                                           -------             -------
     Total Assets                                          $74,621             $63,503
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $12,174             $11,480
 Interest-Bearing
   Domestic Offices                                         16,319              16,091
   Foreign Offices                                          27,108              17,061
                                                           -------             -------
     Total Deposits                                         55,601              44,632
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                            1,337               1,571
Other Borrowed Funds                                         3,882               4,536
Acceptances Outstanding                                        740                 951
Accrued Taxes and Other Expenses                             2,614               2,183
Accrued Interest Payable                                       100                 188
Other Liabilities                                              893                 608
Long-Term Debt                                               2,811               2,086
                                                           -------             -------
     Total Liabilities                                      67,978              56,755
                                                           -------             -------

Guaranteed Preferred Beneficial Interests in the
 Company's Junior Subordinated Deferrable Interest
 Debentures                                                  1,500               1,300
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,787 shares
  in 1999 and 22,820 shares in 1998                              1                   1
 Common Stock-par value $7.50 per share,
  authorized 1,600,000,000 shares, issued
  977,961,165 shares in 1999 and
  970,767,767 shares in 1998                                 7,335               7,281
 Additional Capital                                            315                 142
 Retained Earnings                                           2,620               1,318
 Accumulated Other Comprehensive Income                         30                 312
                                                           -------             -------
                                                            10,301               9,054
 Less: Treasury Stock (237,747,242 shares in 1999
        and 197,648,459 shares in 1998), at cost             5,148               3,593
       Loan to ESOP (1,444,005 shares in 1999
        and 1,801,003 in 1998), at cost                         10                  13
                                                           -------             -------
     Total Shareholders' Equity                              5,143               5,448
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $74,621             $63,503
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months               For the three months
                                          ended December 31, 1999           ended December 31, 1998
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 6,029       $  67       4.44%    $ 4,484       $  57      5.03%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,436          58       5.13       5,108          64      4.94
Loans
 Domestic Offices                       19,095         345       7.17      20,226         373      7.32
 Foreign Offices                        19,368         330       6.75      19,558         327      6.62
                                       -------       -----                -------       -----
   Total Loans                          38,463         675       6.95      39,784         700      6.98
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             2,490          37       5.88       2,602          37      5.59
 U.S. Government Agency Obligations        877          14       6.53         691          11      6.50
 Obligations of States and
  Political Subdivisions                   575          11       7.98         680          13      7.70
 Other Securities, including
  Trading Securities                     6,687          93       5.51       2,578          37      5.76
                                       -------       -----                -------       -----
   Total Securities                     10,629         155       5.82       6,551          98      5.97
                                       -------       -----                -------       -----
Total Interest-Earning Assets           59,557         955       6.36%     55,927         919      6.51%
                                                     -----                              -----
Allowance for Credit Losses               (594)                              (637)
Cash and Due from Banks                  3,303                              2,755
Other Assets                             8,204                              8,563
                                       -------                            -------
   TOTAL ASSETS                        $70,470                            $66,608
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,307          62       4.60%    $ 5,195          56      4.28%
 Savings                                 7,651          46       2.40       7,661          46      2.37
 Certificates of Deposit
  $100,000 & Over                          429           6       5.57         679           9      5.20
 Other Time Deposits                     2,365          28       4.63       2,366          28      4.70
 Foreign Offices                        23,818         260       4.35      17,836         201      4.48
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       39,570         402       4.03      33,737         340      4.00
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,581          32       4.88       3,663          42      4.48
Other Borrowed Funds                     1,682          24       5.61       3,782          50      5.26
Long-Term Debt                           2,548          44       6.79       2,082          36      6.69
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    46,381         502       4.29%     43,264         468      4.29%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,180                             10,273
Other Liabilities                        6,413                              6,569
Minority Interest-Preferred Securities   1,500                              1,300
Preferred Stock                              0                                  1
Common Shareholders' Equity              4,996                              5,201
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $70,470                            $66,608
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 453       2.07%                  $ 451      2.22%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             3.02%                             3.20%
                                                                 ====                              ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the twelve months              For the twelve months
                                          ended December 31, 1999            ended December 31, 1998
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,500      $  247      4.49%     $ 3,437      $  184      5.35%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       4,236         205      4.83        3,880         203      5.24
Loans
 Domestic Offices                       19,707       1,418      7.20       19,773       1,511      7.64
 Foreign Offices                        19,174       1,219      6.36       18,567       1,264      6.81
                                       -------      ------                -------      ------
   Total Loans                          38,881       2,637      6.78       38,340       2,775      7.24
                                       -------      ------                -------      ------
Securities
 U.S. Government Obligations             2,511         146      5.82        3,057         175      5.73
 U.S. Government Agency Obligations        862          56      6.45          581          38      6.52
 Obligations of States and
  Political Subdivisions                   588          46      7.86          672          54      7.98
 Other Securities, including
  Trading Securities                     3,584         180      5.01        2,844         139      4.87
                                       -------      ------                -------      ------
   Total Securities                      7,545         428      5.67        7,154         406      5.66
                                       -------      ------                -------      ------
Total Interest-Earning Assets           56,162       3,517      6.26%      52,811       3,568      6.76%
                                                    ------                             ------
Allowance for Credit Losses               (613)                              (643)
Cash and Due from Banks                  3,174                              3,237
Other Assets                             8,054                              7,736
                                       -------                            -------
   TOTAL ASSETS                        $66,777                            $63,141
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,142         221      4.30%     $ 4,998         232      4.65%
 Savings                                 7,757         177      2.28        7,682         193      2.51
 Certificates of Deposit
  $100,000 & Over                          526          26      5.03          687          37      5.41
 Other Time Deposits                     2,238          99      4.42        2,299         110      4.80
 Foreign Offices                        20,193         840      4.16       16,411         802      4.88
                                       -------      ------                -------      ------
  Total Interest-Bearing Deposits       35,856       1,363      3.80       32,077       1,374      4.28
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,940         131      4.45        3,147         145      4.60
Other Borrowed Funds                     2,362         126      5.36        3,761         204      5.42
Long-Term Debt                           2,306         152      6.54        1,972         136      6.90
                                       -------      ------                -------      ------
  Total Interest-Bearing Liabilities    43,464       1,772      4.07%      40,957       1,859      4.54%
                                                    ------                             ------
Noninterest-Bearing Deposits            10,708                             10,185
Other Liabilities                        6,004                              5,850
Minority Interest-Preferred Securities   1,487                              1,233
Preferred Stock                              0                                  1
Common Shareholders' Equity              5,114                              4,915
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $66,777                            $63,141
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                           $1,745      2.19%                  $1,709      2.22%
                                                    ======      ====                   ======      ====
Net Yield on Interest-Earning Assets                            3.11%                              3.24%
                                                                ====                               ====